UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 20, 2012

FULLCIRCLE REGISTRY, INC.
(Exact name of registrant as specified in its charter)

NEVADA	333-51918	87-0653761
(State of or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

161 Alpine Drive, Shelbyville, Kentucky	40065
(Address of principal executive offices)	(zip code)

Registrant’s telephone number, including area code: (502) 410-4500

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

      .    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      .    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      .    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      .    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On January 20, 2012, FullCircle Registry, Inc. (the “Company”) has received verbal approval for funding of $770,000 to upgrade to 3D compatible digital projection from 35mm film projection equipment.  This includes the conversion to silver screens, which are compatible to digital projection.  Georgetown 14 currently has two digital screens and this funding will allow us to convert all 14 screens to digital.

This funding is predominately supported by the income from the movie companies that we receive when we order a digital projection movie vs. a 35mm projection movie.  In addition, there are other savings such as freight, labor and film damage that can occur.  The market supports an increase in movie ticket prices when a film is brought in with 3-D capability.

The term of the funding is for seven years with a 7% interest expense.

Installation is expected to begin this month.

Norman L. Frohreich, President and CEO of the Company, issued a press release announcing the $770,000 funding.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

99.1

Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FULLCIRCLE REGISTRY, INC.

Dated: January 20, 2012	By	/s/ Norman L. Frohreich
Norman L. Frohreich
Its: President and CEO

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